EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-33349, No. 033-65184 and No. 033-29219) and in the
Registration Statement (Form S-3 No. 033-45468) of Fab Industries, Inc. and in the related Prospectuses of our report dated February 16, 2001, with respect to the consolidated financial statements and schedule of Fab Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 2, 2000.



                                                     /s/ Ernst & Young, LLP

Charlotte, North Carolina

February 26, 2001